SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported):   June 26, 2003

Emerson Electric Co.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Indentification Number)

8000 West Florissant Avenue St. Louis, Missouri	63136

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:

(314) 553-2000

Item 9.    Regulation FD Disclosure.

        The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary
(Percent change. Trailing 3-month average versus prior year.)

	Mar. '03	Apr. '03	May '03
Process Control	+5 to +10	+5 to +10	+10 to +15
Industrial Automation	+10 to +15	+10 to +15	+5 to +10
Electronics and Telecom	-10 to -5	-10	-10 to -5
HVAC	0 to +5	0 to +5	-5 to 0
Appliance and Tools	-5 to 0	-5 to 0	-5 to 0
Total Emerson	0 to +5	0 to +5	0 to +5

May’03 Order Comments:

Favorable currency exchange rates positively affected May orders approximately 5 percent. Underlying trends (excluding currency, acquisitions and divestitures) are down slightly as North America continues to be weak.

Process orders reflect strength in the systems business worldwide, offset by softness in North America.

Industrial Automation orders reflect steady international demand in most industrial goods markets offset by weakness in North America.

Electronics and Telecommunications orders continue to be impacted by broad weakness in the telecommunications markets.

HVAC orders indicate increases in Europe and Asia offset by orders in the United States due to the unusually cool weather.

Appliance and Tools orders reflect softness in the commercial storage businesses and mixed trends across the other businesses.

Upcoming Investor Events

On Tuesday August 5, 2003 Emerson will issue the Company's third quarter results. A conference call with investors regarding the quarter will be held the same day, the exact time for this conference call as well as the audio webcast will be provided through the Investor Relations area of the corporate web site, www.gotoemerson.com. Updates to the timing of this conference call and further details of upcoming events will be posted in the Calendar of Events area in the Investor Relations sections of the corporate web site as they occur.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: June 26, 2003	By:	/s/ H.M. Smith
H. M. Smith Assistant General Counsel and Assistant Secretary

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